UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 2, 2007 (January 31, 2007)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2007, Credence Systems Corporation (the “Company”) and NRFC Milpitas Holdings, LLC (the “Buyer”) entered into a Sale and Purchase Agreement to sell the property located at 1355 and 1421 California Circle, Milpitas (the “Property”) to the Buyer. Pursuant to the Sale and Purchase Agreement, the Company will enter into a lease agreement with the Buyer to lease back the Property. The purchase price for the Property is $30,000,000. Buyer shall have the right to conduct due diligence on the Property until February 28, 2007, during which time the Buyer shall have the right to terminate the Sale and Purchase Agreement by giving written notice to the Company. The closing of the sale of the Property is scheduled to take place on March 30, 2007 but the Buyer may request that the Company use diligent, good faith efforts to permit the closing to take place on February 28, 2007.

As referenced above, the Company intends to lease the Property on a long-term basis from the Buyer. Disclosure with respect to the lease agreement is included in Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

As referenced in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, upon the closing of the sale of Property from the Company to the Buyer, the parties will enter into a lease agreement, whereby the Company will agree to lease the Property from the Buyer for a ten-year period. The Company will have four separate, successive renewal options to extend the term of the lease for five years. The Company is obligated to pay minimum lease payments totaling approximately $27.6 million over the initial ten year period of the lease. To secure the performance by the Company of the obligations under the lease, simultaneously with the execution of the lease, the Company will deliver to Buyer an unconditional, clean, irrevocable letter of credit in the amount of $5,090,400 which letter of credit will expire no sooner than December 31, 2010 and which Buyer will have the right to draw down on in the event the Company defaults in any of its obligations under the lease; provided that the Buyer will return the letter of credit to the Company upon the earlier of May 15, 2010 or the Company’s satisfaction of certain financial covenants and other conditions by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel
and Assistant Secretary

Date: February 2, 2007